                                                                    Exhibit 10.6

                           ALCO STANDARD CORPORATION

                             1986 STOCK OPTION PLAN


          1. Purpose. The purpose of this 1986 Stock Option Plan (the "Plan") of Alco Standard Corporation, an Ohio corporation ("Alco"), is to secure for Alco and its shareholders the benefits of the incentive inherent in the ownership of common stock of Alco by employees and other persons who will be responsible for the future growth and continued success of Alco and its subsidiaries.

          2. Effectiveness. This Plan became effective on February 21, 1986. As of the effective date of this Plan, there were no further grants under the prior Alco Standard Corporation 1981 Stock Option Plan.

          3. Stock. There are authorized for issuance or delivery upon the exercise of options to be granted from time to time under the Plan an aggregate of 4,000,000 shares of Alco's common stock, no par value, subject to adjustment as provided hereinafter in paragraph 14. Such shares may be, as a whole or in part, authorized but unissued shares, whether now or hereafter authorized, or issued shares which have been reacquired by Alco. If any option under this Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the shares which have not been purchased thereunder shall again become available for the purpose of this Plan.

          4. Administration. The Plan shall be administered by a committee (the "Committee") of not less than three members of the board of directors of Alco (each of whom is a "disinterested person" within the meaning of the Securities Exchange Act of 1934, as amended from time to time) who have been appointed by the board of directors to administer the Plan. No member or former member of the Committee shall be liable, in the absence of bad faith or misconduct, for any act or omission with respect to service on the Committee. Service on the Committee shall constitute service as a director of Alco so that members of the Committee shall be entitled to indemnification and reimbursement as directors of Alco pursuant to its Code of Regulations. Subject to the express provisions of paragraph 6 of the Plan with respect to eligibility, the Committee shall determine the persons to whom, and the time or times at which, options shall be granted and the number of shares to be subject to each option. The Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of particular options (which terms and provisions need not be the same in each case) and to make all other determinations deemed necessary or advisable in administering the Plan. The determinations of the Committee on the matters referred to in this paragraph shall be conclusive.

          5. Time of Granting. The action of the Committee with respect to the granting of an option shall take place on such date as a majority of the members of the Committee, at a meeting, shall make a determination with respect to the granting of an option, or, in the absence of a meeting, on such date as a unanimous written consent covering such option shall have been executed by all members of the Committee. The effective date of the grant of an option (hereinafter called the "Granting Date") shall be the date specified by the Committee in its determination or consent relating to the grant of such option.

          6. Participants. Options may be granted to key persons who on the Granting Date are (a) employees of Alco or any of its present or future domestic subsidiary corporations, as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), (b) employees of any other subsidiary of Alco as determined by the Board, or (c) persons who directly or through a corporation in which they own a majority of the outstanding shares of voting stock provide services to Alco or any of its subsidiaries as independent contractors. Options may be granted only to those persons described in the foregoing sentence who, in the opinion of the Committee, exercise such functions or discharge such responsibilities that they merit consideration as key persons. The Committee shall have the authority to determine whether to grant to any employee of Alco or any of its present or future subsidiary corporations, as defined in Section 424 of the Code, options which may qualify for special tax treatment under the Code, as the same may be amended from time to time.

          7. Terms and Conditions; Stock Option Awards. In granting options, the Committee shall determine the exercise prices (which may be less than the current fair market value), the duration (which may be up to ten years), any conditions precedent to the vesting of the right to exercise options (which, at a minimum, shall include continued employment for a six-month period after the Granting Date) and other terms and conditions of the options (including any business performance criteria, any restrictions to be placed on the transferability of shares upon exercise of options, and any provisions considered appropriate from the standpoint of possible tax consequences). Each grant of an option shall be reflected in an option award document.

          8.  Limitations.

              (a) All options granted pursuant to this Plan shall be granted by November 14, 1995.

              (b) No option granted pursuant to this Plan shall be transferable by the optionee otherwise than by will or the laws of descent and distribution, and an option shall be exercisable during the optionee's lifetime only by the optionee.

              (c) The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which "incentive stock options" (within the meaning of the Code) are exercisable for the first time by such individual during any calendar year (under all plans of the individual's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

          9. Relationship at Time of Exercise. Except as provided in paragraphs 10 and 11 below, no option may be exercised at any time unless the holder thereof is then an employee of, or rendering service as an independent contractor to, Alco or a subsidiary.

          10. Termination of Relationship. In the event of termination of the employment of any employee with Alco and all of its subsidiaries, or the services of any other person to whom an option has been granted, such option may, unless not permitted under the particular option agreement, be exercised by the optionee (to the extent that the optionee was entitled to do so at the termination of employment or services) within three months after such termination, but in no event after the expiration of the term of the option. If a company ceases to be a subsidiary of Alco, such shall be deemed a termination of the employment or services of persons employed by or serving such company for purposes of this paragraph, and the three-month post-termination exercise period shall apply. Notwithstanding the foregoing, the Committee may determine that Alco's divestiture of a company shall not be considered a termination of employment for purposes of the Plan, so that an optionee who continues to be employed by such divested company will be entitled to exercise his or her outstanding options (and will be entitled to continued vesting) in accordance with the terms of the stock option award as though the optionee remained an employee of Alco.

          11. Death of Optionee. If an optionee to whom an option has been granted under the Plan shall die while employed by, or performing services for, Alco or any of its subsidiaries or within three months after the termination of the optionee's employment or services (including a deemed termination as described in paragraph 10 above), such option may be exercised within one year after the optionee's death (even if the optionee was not entitled to do so at the date of death) by the person or persons to whom the optionee's rights hereunder shall pass by will or by the laws of descent and distribution, but in no event after the expiration of the term of the option.

          12. Payment. The purchase price of shares purchased upon the exercise of any option shall be paid in full in cash or check payable to the order of Alco prior to the delivery of the shares, or options may be exercised through broker-assisted exercises in which the broker pays the exercise price out of the proceeds of a same-day sale of the shares acquired upon exercise.

          13. Rights as a Shareholder. An optionee shall have no rights as a shareholder with respect to any shares covered by an option until the date of issuance of a share certificate to the optionee for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

          14. Adjustments. If the outstanding shares of Alco common stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or other property (other than ordinary cash dividends) are distributed with respect to such shares of Alco common stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of Alco, reorganization, recapitalization, reclassification, dividend stock split, reverse stock split, spin off, split off, or other distribution with respect to such shares of common stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (iii) the price for each share subject to any then outstanding options under the Plan. No fractional shares will be issued under the Plan on account of any such adjustments.

          15. Amendment and Termination. The board of directors of Alco shall have complete power and authority to amend the Plan, provided, however, that it shall not without the affirmative vote of the holders of a majority of the shares of voting stock of Alco (a) increase the maximum number of shares for which options may be granted under the Plan, (b) reduce any minimum option price for stock options which become entitled to special tax treatment under future amendments to the Code, (c) extend the period during which options may be granted or exercised, or (d) alter the class of persons eligible to receive options. No amendment or termination of the Plan may, without the consent of the holders of their outstanding options, adversely affect the rights of such holders under such options.

          16. Government and Other Regulations. The obligation of Alco to sell, issue and deliver shares upon exercise of options granted under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required, including (but not limited to) satisfaction of the income tax withholding requirements of the Code.

          17. Other Actions. Nothing contained in the Plan shall be construed to limit the authority of Alco to exercise its corporate rights and powers including, but not limited to, the right of Alco (a) to grant options for proper corporate purposes otherwise than under the Plan to any employee or other person, firm or corporation or association, or (b) to grant options to, or assume the options of, any person in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business and assets (in whole or in part) of any person, firm, corporation or association.


                                      -3-